SUBORDINATION AND INTERCREDITOR AGREEMENT

                                     BETWEEN

                            FIRST UNION NATIONAL BANK
                                (SENIOR CREDITOR)

                                       AND

                     APPLIED BIOSCIENCE INTERNATIONAL, INC.
                             (SUBORDINATE CREDITOR)

                                 WITH REGARD TO

                             ENVIRON HOLDINGS, INC.
                                    (DEBTOR)

                        ENVIRON INTERNATIONAL CORPORATION
                                    (DEBTOR)

                           DATED AS OF MARCH 30, 1999

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                    SUBORDINATION AND INTERCREDITOR AGREEMENT

        THIS AGREEMENT made as of the 30th day of March, 1999, by and among:

        FIRST UNION NATIONAL BANK, a national banking association, having an address from which information concerning security interests may be obtained at First Union National Bank, Portfolio Management - 3 South, 1970 Chain Bridge Road, McLean, Virginia 22102 (referred to herein as "Senior Creditor"),

        APPLIED BIOSCIENCE INTERNATIONAL INC., a Delaware corporation ("ABI"), having its chief executive office and mailing address at 3151 Seventeenth Street Extension, Wilmington, North Carolina 28412, and

        PPD UK HOLDINGS LIMITED, a private company incorporated in England and Wales ("PPDUK," and together with ABI, the "Subordinate Creditors"), having its chief executive office and mailing address at 3151 Seventeenth Street Extension, Wilmington, North Carolina 28412.

                             PRELIMINARY STATEMENTS

        Senior Creditor and Subordinate Creditors have extended and may from time to time extend certain financing or other credits to ENVIRON HOLDINGS, INC., a Delaware corporation, having a mailing address at 4350 North Fairfax Drive, Suite 300, Arlington, Virginia 22203 ("EHI") and ENVIRON INTERNATIONAL CORPORATION (formerly known as ENVIRON ENVIRONMENTAL SCIENCES GROUP, INC.), a Virginia corporation, having a mailing address at 4350 North Fairfax Drive, Suite 300, Arlington, Virginia 22203 ("ENVIRON") (EHI and ENVIRON are each referred to herein as a "Borrower" and are referred to herein collectively as "Borrowers").

        The financing or other credits extended by Senior Creditor or Subordinate Creditor to the Borrowers may be guaranteed by ENVIRONMENTAL ASSESSMENT GROUP LIMITED, a private company limited by shares incorporated in England and Wales (referred to herein individually as a "Guarantor").

        The Borrowers, the Guarantor and their respective subsidiaries each are referred to herein individually as a "Debtor" and referred to herein collectively as "Debtors."

        Senior Creditor and Subordinate Creditors desire to set forth their relative rights and priorities with respect to payment and performance of the indebtedness and any other obligations of Debtors to them.

        NOW, THEREFORE, in consideration of the foregoing, and the receipt of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Senior Creditor and Subordinate Creditors hereby covenant and agree as follows:
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                                    ARTICLE I
                         CONSTRUCTION AND DEFINED TERMS

        Section 1.01. Articles and Sections. The Article and Section headings and captions in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

        Section 1.02. Schedules. The references in this Agreement to specific Schedules shall be read as references to such specific Schedules attached, or intended to be attached, to this Agreement and any counterpart of this Agreement and regardless of whether they are in fact attached to this Agreement, and including any amendments, supplements, and replacements thereto from time to time.

        Section 1.03. [Omitted.]

        Section 1.04. Time. Time is of the essence of this Agreement.

        Section 1.05. Defined Terms. Unless otherwise expressly stated in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

               "ACQUISITION LOAN" The term loan in the amount of up to Seven Million Dollars ($7,000,000) made by the Senior Creditor to the Borrowers under the Bank Credit Agreement. The Acquisition Loan may not, without the prior written consent of the Subordinate Creditors, be amended, supplemented or replaced in any manner which (i) increases the amount of principal or interest due from Borrowers in respect thereof, or (ii) extends the term of the Acquisition Loan.

               "BANK CREDIT AGREEMENT" The Credit and Security Agreement dated as of March 30, 1999 between Senior Creditor and the Borrowers, and, subject to the limitation in the immediately following sentence, any amendments, supplements, and replacements as may be made thereto or therefor from time to time. The Credit and Security Agreement may not, without the prior written consent of the Subordinate Creditors, be amended, supplemented or replaced in any respect which (i) increases the amount of the Senior Creditor Obligations,
(ii) extends the term of the Acquisition Loan, or (iii) extends the term of the Working Capital Loan beyond the fourth (4th) year (if the Working Capital Loan is extended for a 4th year) of the term of the Working Capital Loan.

               "BANK LETTER OF CREDIT APPLICATIONS" Any Letter of Credit Application (as defined in the Bank Credit Agreement).

               "BANK NOTES" The Term Note and any Revolving Credit Notes (as defined in the Bank Credit Agreement) and, subject to the limitation in the immediately following sentence, any amendments, supplements, and replacements as may be made thereto or therefor from time to time. The Term Note and any Revolving Credit Notes may not, without the prior written consent of the Subordinate Creditors, be amended, supplemented, or replaced in any respect

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which (i) increases the amount of the Senior Creditor Obligations, (ii) extends the term of the Acquisition Loan, or (iii) extends the term of the Working Capital Loan beyond the fourth (4th) year (if the Working Capital Loan is extended for a 4th year) of the term of the Working Capital Loan.

               "BANK PLEDGE AGREEMENTS" The Pledge Agreements and any other pledge agreements or share charges as may be made to or for the benefit of the Bank from time to time, and any amendments, supplements, and replacements as may be made thereto or therefor from time to time.

               "BANKRUPTCY CODE" The United States Bankruptcy Code, as it may be amended from time to time.

               "COLLATERAL" Any Property in which Senior Creditor or Subordinate Creditors have a Lien.

               "CONSULTING AGREEMENT" The Consulting Agreement referred to in
Section 2.4(c) of the Stock Purchase Agreement which provides for consulting payments to PPDI not to exceed One Hundred Twenty-Five Thousand Dollars ($125,000) in any fiscal quarter, or Five Hundred Thousand Dollars ($500,000) in any fiscal year.

               "DEBTOR" OR "DEBTORS" The same meaning given in the Preliminary Statements to this Agreement.

               "ENFORCEMENT ACTION" Any action to accelerate or declare due any Obligations, or to demand payment of any Obligations, or any action taken and any public or private proceeding commenced (including any litigation whether at law or in equity, any mediation, and any arbitration) to collect any Obligations from any borrower, guarantor or any other obligor, or to collect, repossess, sell, liquidate, or otherwise dispose of any Collateral, or to foreclose any Lien in any Collateral (including any foreclosure conducted pursuant to any power-of-sale, or pursuant to any assent to the passage of a decree, or through judicial foreclosure), or to otherwise enforce any Lien in any Collateral, or to transfer or assign to Senior Creditor or Subordinate Creditors any Collateral in full or partial satisfaction of any Obligations, or to enforce any Loan Documents evidencing any Obligations secured by any Collateral, or to move or store any Collateral, or to prepare any Collateral for sale or other disposition, or to advertise or conduct any such sale or other disposition, or to exercise any right of set-off or counterclaim, or to make demand for payment of or under any standby letter of credit, bond, guaranty, or endorsement in which Senior Creditor or Subordinate Creditors has a Lien, or to seek the appointment of a Receiver to do any of the foregoing.

               "EXCLUDED SUBORDINATE CREDITOR OBLIGATIONS" The following: (a) payment obligations to PPDI in accordance with the terms of the Consulting Agreement; (b) rental payments under the sublease for certain equipment referred to in Section 2.4(d) of the Stock Purchase Agreement; and (c) Post-Closing Service Contract Obligations. None of the provisions

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of this Agreement shall apply to the Excluded Subordinate Creditor Obligations, except that the provisions of this Agreement shall apply with respect to any Enforcement Action against the Collateral.

               "GOVERNMENTAL AUTHORITY" Any executive, judicial, legislative or other branch, department, office, commission, board, bureau, agency, or instrumentality of the government of any jurisdiction, including any federal, state, provincial, county, local or municipal government, and including the Persons holding or exercising the powers, privileges, discretions, titles, offices or authorities of any thereof.

               "GUARANTOR" The same meaning given in the Preliminary Statements to this Agreement.

               "INSOLVENCY EVENT" Any of the following: (a) Any Debtor commencing any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, or relief from debtors, seeking to have any order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a Receiver for it or for all or any substantial part of its assets, or any Debtor making a general assignment for the benefit of its creditors, or (b) there being commenced against any Debtor any case, proceeding or other action of a nature referred to in this definition, or (c) there being commenced against any Debtor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief, or (d) any Debtor taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above, or (e) any Debtor generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

               "LAWS" All laws, statutes, regulations, ordinances, rules, codes, decrees, orders, and other directives of any Governmental Authority applicable to any party to this Agreement, any Collateral, or Debtors.

               "LEVEL I SENIOR CREDITOR LOAN DOCUMENTS" All Senior Creditor Loan Documents that evidence, secure or guarantee the Level I Senior Creditor Obligations.

               "LEVEL I SENIOR CREDITOR OBLIGATIONS" means at any time all Senior Creditor Obligations of the following types and amounts:

               (a) the outstanding balance of the Acquisition Loan (including principal (not to exceed Seven Million Dollars ($7,000,000)), and all accrued interest and charges, fees, and expenses permitted under the Level I Senior Creditor Loan Documents); plus

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               (b) the outstanding balance of the Working Capital Loan
        (including all advances and readvances of principal (and the stated amount of any outstanding letters of credit) up to the Working Capital Loan Maximum Amount at any time, and all accrued interest and charges, fees, and expenses permitted under the Level I Senior Creditor Loan Documents); plus

               (c) at any time that the outstanding principal portion (including loans and the stated amount of outstanding letters of credit) of the outstanding balance of the Working Capital Loan is less than the Working Capital Loan Maximum Amount, Non-Loan Bank Credits in an amount equal to the lesser of (x) the amount by which the outstanding principal portion (including loans and the stated amount of outstanding letters of credit) of the balance of the Working Capital Loan is less than the Working Capital Loan Maximum Amount or (y) the stated amount of outstanding balance of Non-Loan Bank Credits; plus

               (d) (to the extent not otherwise included in clauses (a), (b), and (c) of this definition) the amount of Senior Creditor's charges, fees and expenses permitted under the Bank Credit Agreement of collecting the amounts referred to in clauses (a), (b), and (c) of this definition and in enforcing Senior Creditor's rights and remedies under the Level I Senior Creditor Loan Documents as to Level 1 Senior Creditor Obligations, and including any such costs and expenses incurred in enforcing Senior Creditor's rights and remedies under this Agreement with respect to Level I Senior Creditor Obligations. In addition, any proceeds of one or more advances under the Working Capital Loan that are permitted under Section 2A.07 of the Bank Credit Agreement used for the purpose of repaying any other non-Level I Senior Creditor Obligations shall retain their status as Level I Senior Creditor Obligations. Except for the Non-Loan Bank Credits, Senior Creditor shall not make, extend, amend, supplement, or replace any non-Level I Senior Creditor Obligations without the prior written consent of Subordinated Creditors.

               "LIEN" Any security agreement, mortgage, deed of trust, factor's lien, chattel mortgage, title retention contract, grant, pledge, security interest, lien (statutory or otherwise), hypothecation, assignment, deed-in-lieu of foreclosure or to secure debt, transfer for other than fair consideration, or other arrangement for security purposes, condemnation or other governmental taking, encumbrance, easement, franchise, license, judgment, right of subrogation, charge of any kind, joint ownership, or co-ownership, or any subordination agreement, and including any of the foregoing arising by operation of Law or the application of equitable principles, whether perfected or unperfected, avoidable or unavoidable, consensual or nonconsensual, and any Lien Notice, whether or not filed, and any agreement to give a Lien Notice, and including any rights under any letter of credit, bond, guaranty or endorsement relating to any of the foregoing, and including the interest of a lessor under any lease having the same or substantially the same economic effect as any of the foregoing.

               "LIEN DOCUMENTS" Any instrument, document, or agreement, and any Lien Notice, that evidences, creates or otherwise relates to any Lien in any Property, and all

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amendments, supplements, and continuations thereof, and all exhibits, schedules, attachments and annexes thereto from time to time.

               "LIEN NOTICE" Any instrument, document, agreement, or notice given to, or filed, recorded, or registered with, any Person (including any Governmental Authority), and regardless of whether required by any Law, to perfect or giving notice of any Lien (or the possibility of a Lien and regardless of whether any Lien other than the Lien Notice exists or the effect of the Lien Notice) upon any Property of any Debtor, or for any precautionary purposes, including any of the following that may be given to, or filed, recorded, or registered with, any Person for any of the foregoing purposes:
Uniform Commercial Code financing statements and amendments and continuations thereof, vehicle security interest or lien filings, mortgages, deeds of trust, leases, indentures, security agreements, collateral assignments, and notices of any of the foregoing.

               "LOAN DOCUMENTS" Any Lien Documents and any promissory notes, credit agreements, loan agreements, credit and security agreements, security agreements, collateral assignments, pledge agreements, share charges, mortgage debentures, guarantees, financing statements, control agreements, subordination agreements, or other instruments, agreements or documents that evidence, secure, perfect, guarantee or give notice of any Senior Creditor Obligations or Subordinate Creditor Obligations.

               "INCLUDE AND INCLUDING" Unless otherwise expressly limited herein, the words "include" and "including" shall be read to mean "include, without limitation," and "including, without limitation," as the case may be.

               "NON-LOAN BANK CREDITS" means indebtedness, liabilities and other obligations to Senior Creditor, other than in respect of loans, which arise out of automated clearing house transactions, cash management transactions, interest rate swap agreements, or other non-loan credit risks and which do not, in the aggregate, exceed One Million Dollars ($1,000,000).

               "OBLIGATIONS" All now existing and hereafter arising obligations, indebtedness, and liabilities of Debtors to Senior Creditor and/or Subordinate Creditors, as the case may be, of any kind, whether primary, secondary, contingent, direct or indirect, joint or several, or for payment or for performance, and including any claims for indemnity or to be held harmless, or any claims for contribution or reimbursement or otherwise, and including Debtors' obligations to pay to Senior Creditor or Subordinate Creditors as and when due all principal, interest, costs and expenses and fees arising from or relating to loans made, or other credits granted or created, or financial accommodations extended, by Senior Creditor or Subordinate Creditors to Debtors at any time and in any amount, and including future advances, and such thereof as may arise in respect of letters of credit issued, advised, confirmed, or paid by Senior Creditor or Subordinate Creditor on Debtors' application or for Debtors' account, and including any other claims or judgments that Senior Creditor or Subordinate Creditors may have against Debtors at any time, and including any Debtor's obligations to Senior Creditor under any swap agreement (as defined in 11 U.S.C. Section 101), and including any of the foregoing arising before, during, or after the initial or any renewal term (as permitted hereunder and under the applicable Loan Documents) of

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the applicable Loan Documents and after the commencement of any case with respect to any Debtor under the Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement and pendency of such case), but expressly excluding the Excluded Subordinate Creditor Obligations.

               "PAYMENT BLOCKAGE EVENT" The occurrence of any Default or Event of Default, under and as defined in the Level I Senior Creditor Loan Documents, with respect to Level 1 Senior Creditor Obligations or Subordinate Creditor Obligations, it being understood and agreed that the Senior Creditor has the right, but not the obligation, to send a Payment Blockage Event Notice at any time after the occurrence of a Payment Blockage Event.

               "PAYMENT BLOCKAGE EVENT NOTICE" A written notice from the Senior Creditor to PPDI that a Payment Blockage Event has occurred.

               "PERMITTED PURCHASE PRICE ADJUSTMENT PAYMENTS" The Adjustment Amount to the Purchase Price to be paid under Section 2.5 of the Stock Purchase Agreement.

               "PERMITTED SUBORDINATED DEFAULT RATE INTEREST PAYMENTS" Payment to Subordinate Creditors of interest at a default rate of eleven percent (11%) per annum, as provided in the Seller Note, in respect of any Permitted Subordinated Interest Payments or Permitted Subordinated Principal Payments, as applicable, to the extent any such payments were not made to Subordinate Creditors when due (or within the cure period stated in the Seller Note). Interest at the default rate provided above shall accrue only on the Permitted Subordinated Interest Payment or Permitted Subordinated Principal Payment, as applicable, which was not paid when due and shall accrue from the due date thereof until such time as the missed payment is paid in full. The Permitted Subordinated Default Rate Interest Payments shall be paid to Subordinate Creditors at the same time as and with the payment of the missed Permitted Subordinated Interest Payments or Permitted Subordinated Principal Payments, as applicable, which are made as permitted in this Subordination Agreement.

               "PERMITTED SUBORDINATED INTEREST PAYMENTS" One (1) interest payment to the Subordinate Creditors per calendar year that satisfies each of the following requirements:

                      (i) such payment is made not more frequently than once each calendar year (each such period referred to herein as an "Interest Accrual Period");

                      (ii) such interest payment is made in arrears in the amount of the interest accrued on the outstanding principal balance of the Seller Note at the interest rate of eight percent (8%) per annum simple interest (using an actual days/360 accrual) during the Interest Accrual Period most recently ended prior to such interest payment;

                      (iii) such payment is made on or within one hundred eighty
(180) days after the last day of the Interest Accrual Period for which it is made;

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                      (iv) on the last day of the Interest Accrual Period for
which such payment is made and on the date that such payment is made no Payment Event Blockage Notice has been given; and

                      (v) such interest payment is not made prior to January 31, 2000;

provided; however, if for any reason no Permitted Subordinated Interest Payment can be made (or could have been made, but is not made within the one hundred eighty (180) day period referred to in clause (iii) of this definition) in respect of an Interest Accrual Period, then no interest payment shall be made on the Seller Note in respect of such Interest Accrual Period without the Senior Creditor's prior written consent.

               "PERMITTED SUBORDINATED PRINCIPAL PAYMENTS" One (1) principal payment to the Subordinate Creditors per calendar year that satisfies each of the following requirements:

                      (i) the principal payments are made not more frequently than annually;

                      (ii) each principal payment is in an amount not in excess of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000);

                      (iii) each principal payment is made on or within one hundred eighty (180) days after January 31;

                      (iv) on January 31 of the year in which the principal payment is to be paid, and on the day the principal payment is made no Payment Event Blockage Notice has been given;

                      (v) no principal payment shall be made on the Seller Note prior to January 31, 2004; and, provided, however, accelerated payments (regardless of the terms or basis of acceleration) shall not under any circumstances be Permitted Subordinated Principal Payments, and if for any reason no Permitted Subordinated Principal Payment can be made (or could have been made but is not made within the one hundred eighty (180) day period in clause (iii) of this definition) for any year, then no principal payment shall be made on the Seller Note for such year without the Senior Creditor's prior written consent.

               "PERMITTED SUBORDINATED PAYMENTS" Permitted Subordinated Interest Payments, Permitted Subordinated Principal Payments, Permitted Subordinated Tax and Indemnity Payments, and Permitted Subordinated Default Rate Interest Payments.

               "PERMITTED SUBORDINATED TAX AND INDEMNITY PAYMENTS" means payments in respect of tax refund (as applicable) obligations referred to in
Section 11.4 of the Stock Purchase Agreement, and payments in respect of obligations to indemnify or hold harmless the Subordinate Creditors from and against any expense, loss, damage, penalty, claim, indebtedness,

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liability, or obligation (including indemnity provisions of the Stock Purchase
Agreement), and obligations of Debtors to reimburse the Subordinate Creditors any amounts; provided that on the day the payment is made no Payment Event Blockage Notice has been given; and provided further that the total amount of all Permitted Subordinated Tax and Indemnity Payments shall not exceed the Permitted Subordinated Tax and Indemnity Maximum Amount, so that any such obligations (referred to in this definition) of the Debtors to the Subordinate Creditors in excess of the Permitted Subordinated Tax and Indemnity Maximum Amount shall not be Permitted Subordinated Tax and Indemnity Payments.

               "PERMITTED SUBORDINATED TAX AND INDEMNITY MAXIMUM AMOUNT" One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

               "PERSON" Any natural person, corporation, limited liability company, partnership, joint venture, entity, association, joint-stock company, trust or unincorporated organization and any Governmental Authority.

               "POST-CLOSING SERVICE CONTRACT OBLIGATIONS" Means obligations for services rendered in transactions in the ordinary course of business between any Debtor and any Subordinate Creditor after the date of this Agreement that are not restricted by the terms of the Level I Senior Creditor Loan Documents.

               "PPDI" Means PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation ("PPDI"), having its chief executive office and mailing address at 3151 Seventeenth Street Extension, Wilmington, North Carolina 28412.

               "PRIME RATE" As of any date, the prime rate published in the "Money Rates" column of The Wall Street Journal on such date, or if the prime rate is not published on such date, then the prime rate most recently published prior to such date. If The Wall Street Journal ceases to publish the prime rate, then Senior Creditor shall select a new comparable interest rate to use as the Prime Rate.

               "PROPERTY" Any and all of Debtors' right, title or interest in or to property of any kind whatsoever, now owned and hereafter acquired, and wherever located, whether real property, personal property, or mixed, and whether tangible property or intangible property, and including all property included within the definition of "Collateral" in the Bank Credit Agreement and any other property described as collateral in any other Senior Creditor Loan Documents.

               "QUALIFIED ENFORCEMENT ACTION" Has the meaning set forth in
Section 3.04.

               "RECEIVER" Any receiver, trustee, custodian, conservator, liquidator or other similar court-appointed fiduciary or official.

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               "STANDSTILL PERIOD" As to the Subordinate Creditor Obligations, a
180-day period commencing on the date the Subordinated Creditors receive a Payment Blockage Event Notice.

               "STANDSTILL TERMINATION DATE" The date of the last day of a Standstill Period.

               "SELLER NOTE" The seller take-back promissory note dated as of February 2, 1999 in the original principal amount of Eighteen Million Dollars and no/100 Dollars ($18,000,000.00) made payable by Borrowers to the Subordinate Creditors, and any amendments, supplements, and replacements as may be made thereto or therefor from time to time; provided, that the Seller Note shall not, without the prior written consent of the Senior Creditor, be amended, supplemented or replaced in any respect which (i) increases the amount of principal or interest due under the Seller Note, or (ii) shortens the term of the Seller Note.

               "SENIOR CREDITOR LOAN DOCUMENTS" Loan Documents regarding Senior Creditor Obligations, including, without limitation, the Bank Credit Agreement (and the Credit Documents referred to therein), the Bank Notes, the Bank Letter of Credit Applications, the Bank Pledge Agreements, the U.K. Mortgage Debentures, and any documentation relating to any swap agreements.

               "SENIOR CREDITOR OBLIGATIONS" All Obligations of the Debtors, jointly and severally, to Senior Creditor.

               "STOCK PURCHASE AGREEMENT" The Stock Purchase Agreement dated as of January 31, 1999 by and among PPDI (as joinder party), ABI, PPDUK, and EHI, and any amendments, supplements, and replacements as may be made thereto or therefor from time to time.

               "SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT" As between the Subordinate Creditor Obligations and the Level I Senior Creditor Obligations, that:

                      (i) no part of the Subordinate Creditor Obligations shall have any claim to the assets of any Debtor on parity with or prior to any claims of Senior Creditor to such assets for payment or satisfaction of Level I Senior Creditor Obligations; and

                      (ii) unless and until each of the Level I Senior Creditor Obligations shall have been paid in full, Subordinate Creditors shall not, except as otherwise expressly permitted herein, without the express prior written consent of Senior Creditor:

                             (A) take or receive from Debtors, and Debtors shall
not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of any nature or type or security (other than any Lien that is a Permitted Lien under the Bank Credit Agreement) for the whole or any part of the Subordinate Creditor Obligations,

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                             (B) demand or accelerate any amount owing under the
Subordinate Creditor Obligations,

                             (C) take or accept, and Debtors will not grant or
permit to be granted, any Lien (other than any Lien that is a Permitted Lien under the Bank Credit Agreement) to secure payment or performance of the Subordinate Creditor Obligations, and

                             (D) commence or prosecute, or permit to be
commenced or prosecuted in the name of any Subordinate Creditor or on behalf of any Subordinate Creditor, any Enforcement Action pertaining to the Subordinate Creditor Obligations, excepting actions to declare any default or event of default under the Subordinate Creditor Loan Documents;

and it is expressly provided further that if Senior Creditor shall consent to any such act or circumstance set forth above that would not otherwise be permitted without such consent, Senior Creditor's consent shall not be construed as giving parity or priority in payment to any Subordinate Creditor Obligations which shall in each and every case be and remain "subordinate and junior in right of payment" to all Level I Senior Creditor Obligations.

               "SUBORDINATE CREDITOR LOAN DOCUMENTS" Loan Documents regarding Subordinate Creditor Obligations, including the Seller Note, the Stock Purchase Agreement, the Credit and Security Agreement between Borrowers and ABI dated February 2, 1999, and all other documents or instruments evidencing, securing or guaranteeing the Seller Note and the Subordinate Creditor Obligations.

               "SUBORDINATE CREDITOR OBLIGATIONS" All Obligations of Debtors, jointly and severally, to Subordinate Creditors, other than Excluded Subordinate Creditor Obligations, including, without limitation, all costs and fees permitted under the Subordinate Creditor Loan Documents of collecting the Subordinate Creditor Obligations and enforcing the Subordinate Creditor's rights and remedies under the Subordinated Creditor Loan Documents, and including any such costs and expenses incurred in enforcing Subordinated Creditors' rights and remedies under this Agreement with respect to the Subordinated Creditor Obligations. Without limiting the generality of the preceding sentence, the Obligations of any Debtors under any Subordinate Creditor Loan Documents that secure or guarantee obligations under the Seller Note, are Subordinate Creditor Obligations.

               "SUBORDINATION NOTICE" OR "SUBORDINATION NOTICES" Any instrument, deed, memorandum, agreement, letter, notice, and any termination statement or other Uniform Commercial Code filing relating to any financing statement, or other document made for the purpose of being given to, or filed, recorded, or registered with, any Person to give notice (public or private) of this Agreement or any of the relative rights or priorities established by this Agreement or to give further necessary or appropriate legal effect to this Agreement and/or any of such relative rights or priorities, including any release or Uniform Commercial Code termination statement (UCC-3) with the effect of releasing, terminating or rendering unperfected any Lien that secures any Subordinate Creditor Obligations.

               "U.K. MORTGAGE DEBENTURES" Any Mortgage Debentures made by any Guarantor in favor of the Senior Creditor, and any amendments, supplements, and replacements as may be made thereto or therefor from time to time.

               "UNSECURED" means not secured by any Lien.

               "WORKING CAPITAL LOAN" The Working Capital Loan in the form of a revolving line of credit available for direct advances (and for standby letters of credit) in accordance with the Bank Credit Agreement in a maximum aggregate principal amount equal to the Working Capital Loan Maximum Amount. Senior Creditor shall not, without the prior written consent of the Subordinate Creditors, extend the term of the Working Capital Loan beyond the fourth (4th) year of the term of the Working Capital Loan.

               "WORKING CAPITAL LOAN MAXIMUM AMOUNT" means the lesser of (a) Three Million Five Hundred Thousand Dollars ($3,500,000), or (b) the sum of (x) Two Million Dollars ($2,000,000) plus (y) the amount equal to one-third of the amount of the principal payments made by Borrowers to the Senior Creditor on the Acquisition Loan.

                                   ARTICLE II
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

        Section 2.01. Representations and Warranties of Subordinate Creditors. Each Subordinate Creditor makes the following representations and warranties to Senior Creditor:

                      (a) Such Subordinate Creditor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has the corporate power to execute, deliver and perform this Agreement.

                      (b) The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of such Subordinate Creditor and will not (i) contravene any provision of law, any order of any court or other agency of government, or (ii) contravene the Articles of Incorporation or By-laws or any indenture, agreement or other instrument binding upon such Subordinate Creditor, or (iii) be in conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument binding upon such Subordinate Creditor, or (iv) result in the creation or imposition of any Lien upon the property or assets of such Subordinate Creditor, except pursuant to this Agreement.

                      (c) This Agreement constitutes a legal, valid and binding obligation of such Subordinate Creditor, which is enforceable against such Subordinate Creditor in accordance with its terms.

                      (d) The Subordinate Creditor Loan Documents listed on
Schedule 2.01 to this Agreement as of the date hereof are the only Loan Documents that evidence, create, perfect or otherwise relate to any interest of Subordinate Creditors in the Collateral or any other Property of the Debtors, and Schedule 2.01 is true, accurate and complete in all material respects. The Subordinate Creditor Obligations have been created for good and valuable consideration, are owned by Subordinate Creditors free and clear of any security interests, Liens, charges or encumbrances whatsoever arising from, through or under Subordinate Creditors, other than the interest of Senior Creditor under this Agreement, and are payable solely and exclusively to Subordinate Creditors and to no other Person and are payable without deduction for any defense, set-off or counterclaim.

                      (e) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or regulatory body or Governmental Authority and no consent of any other Person (including any stockholder, holder of partnership interests or creditor of Subordinate Creditors), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

                      (f) Other than the Seller Note, the Subordinate Creditor Obligations are Unsecured.

        Section 2.02 Representations and Warranties of Senior Creditor. Senior Creditor makes the following representations and warranties to each of the Subordinate Creditors:

                      (a) Such Senior Creditor is a national banking association duly created, validly existing, and has the power to execute, deliver and perform this Agreement.

                      (b) The execution, delivery and performance of this Agreement has been duly authorized by all requisite action on the part of such Senior Creditor and will not (i) contravene any provision of law, any order of any court or other agency of government, or (ii) contravene the Articles of Incorporation or By-laws or any indenture, agreement or other instrument binding upon such Senior Creditor, or (iii) be in conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument binding upon such Senior Creditor, or (iv) result in the creation or imposition of any Lien upon the property or assets of such Senior Creditor, except pursuant to this Agreement.

                      (c) This Agreement constitutes a legal, valid and binding obligation of such Senior Creditor, which is enforceable against such Senior Creditor in accordance with its terms.

                      (d) The Senior Creditor Loan Documents listed on Schedule
2.02 to this Agreement are as of the date hereof, the only Loan Documents that evidence, create, perfect or otherwise relate to any interest of Senior Creditors in the Collateral or any other Property of the Debtors, and Schedule
2.02 is true, accurate and complete in all material respects. The Senior

Creditor Obligations are owned by Senior Creditors free and clear of any security interests, Liens, charges or encumbrances whatsoever arising from, through or under Senior Creditors, other than the interest of Subordinate Creditor under this Agreement, and are payable solely and exclusively to Senior Creditors and to no other Person and are payable without deduction for any defense, set-off or counterclaim.

                      (e) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or regulatory body or Governmental Authority and no consent of any other Person (including any stockholder, holder of partnership interests or creditor of Senior Creditors), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

                                   ARTICLE III
                                   -----------
                                    COVENANTS
                                    ---------

        Senior Creditor and Subordinate Creditors covenant and agree to the following:

        Section 3.01. Subordination. (a) Each Subordinate Creditor, for itself and each future holder of the Subordinate Creditor Obligations, hereby agrees that the Subordinate Creditor Obligations relating to or held by such Subordinate Creditor are expressly "subordinate and junior in right of payment" to all Level I Senior Creditor Obligations. Without limiting the generality of the preceding sentence, and to further confirm the intent of the parties to this Agreement, each Subordinate Creditor hereby subordinates the legal operation and effect and priority of the Subordinate Creditor Loan Documents and the Subordinate Creditor Obligations relating to or held by such Subordinate Creditor to the legal operation and effect and priority of the Level I Senior Creditor Loan Documents and the Level I Senior Creditor Obligations, so that the legal operation and effect of the Level I Senior Creditor Loan Documents and the Level I Senior Creditor Obligations shall be superior to the legal operation and effect of the Subordinate Creditor Loan Documents and the Subordinate Creditor Obligations.

               (b) The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms and phrases when used in this Agreement with respect to any of the Obligations shall mean the irrevocable payment in full, in immediately available funds and in United States dollars (or such other currency as may be required by the terms of the Loan Documents or as may be otherwise satisfactory to Senior Creditor in its sole and absolute discretion), of the Obligations.

               (c) Except as otherwise provided in this Agreement, Subordinate Creditors and Senior Creditor further agree that:

                      (i) all Level I Senior Creditor Obligations shall be paid in full before any payment or distribution is made with respect to the Subordinate Creditor Obligations, provided, however, that so long as Senior Creditor has not given Subordinate Creditors a Payment Blockage Event Notice (or if Senior Creditor has given a Payment Blockage Event Notice, but the Senior Creditor has advised the Subordinated Creditors that the Event of Default or Default giving rise to the Payment Blockage Event Notice has been cured by Debtors or waived by Senior Creditor), Senior Creditor consents to the payment of Permitted Subordinated Payments to Subordinate Creditors.

                      (ii) any payment or distribution of any Debtor's assets, or payments or distributions for or on account of any Subordinate Creditor Obligations (in each case other than Permitted Subordinated Payments made in accordance with Section 3.01(c)(i) above), whether in cash, Property or securities, to which the Subordinate Creditors would be entitled except for the provisions of this Agreement (including from any Collateral or security pledged for the benefit of the Subordinate Creditor Obligations or payment on guarantees) shall be paid or delivered by Debtors or any Receiver, trustee in bankruptcy, disbursing agent, or other Person making such payment or distribution, directly to Senior Creditor, to the extent necessary to pay in full all Level I Senior Creditor Obligations, before any payment or distribution shall be made to the Subordinate Creditors.

               (d) Prior to payment in full of the Level I Senior Creditor Obligations, Subordinate Creditors and Senior Creditor further agree that upon the occurrence of any event or proceeding described in the definition of "Insolvency Event" commenced by or against any Debtor, Subordinate Creditors shall take such action, duly and promptly, as Senior Creditor may request from time to time, (A) to collect for the account of Senior Creditor to the extent necessary to pay in full all Level I Senior Creditor Obligations, any Subordinate Creditor Obligations that are secured by Collateral in which Senior Creditor holds a Lien, and (B) to file appropriate proofs of claim in respect of such Subordinate Creditor Obligations.

               (e) Subordinate Creditors and Senior Creditor further agree that this Agreement shall be applicable both before and after the filing of any petition by or against any Debtor under the Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to any Debtor shall be deemed to apply to a trustee for it or as debtor-in-possession. A copy of this Agreement may be filed with any court as evidence of the respective rights, powers, and authority of the parties hereunder.

               (f) Subordinate Creditors and Senior Creditor further agree that if any payment or distribution, whether consisting of money, Property or securities, be collected or received by any Subordinate Creditors in respect of the Subordinate Creditor Obligations (from any source, including Collateral or other security or payment on guarantees), other than any Permitted Subordinated Payments made in accordance with Section 3.01(c)(i) above (or Permitted Subordinated Payments made prior to receipt of any Payment Blockage Event Notice or that such payments otherwise were not made in accordance with Section 3.01(c)(i) above), Subordinate Creditors immediately shall deliver the same to Senior Creditor, in the form received, duly endorsed to Senior Creditor, if required, to be applied to the payment of the Level I Senior Creditor Obligations until the Level I Senior Creditor Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by Subordinate Creditors as

Property of Senior Creditor, segregated from other funds and Property held by Subordinate Creditors.

               (g) Subordinate Creditors shall not take any Enforcement Actions against any Debtor, or any Property of any Debtor during any Standstill Period. After the expiration of any Standstill Period the Subordinate Creditors may take Enforcement Actions upon compliance with Section 3.04(b) hereof. Notwithstanding anything in this Agreement to the contrary, (i) in any action instituted by or on behalf of any Debtor against one or more of the Subordinate Creditors or the Senior Creditor, such Subordinate Creditors and/or Senior Creditor may exercise all rights and defenses available to them (including, without limitation, rights of set-off and counterclaim in any such action), and (ii) in the event that in violating the pertinent Loan Documents any stock or a substantial part of the Property of any Debtor is sold by or on behalf of the Senior Creditor without payment in full of the Subordinated Obligations, then the Subordinate Creditors shall be permitted to take any and all Enforcement Actions with respect to the Subordinated Obligations, including, without limitation, the right to accelerate the Subordinated Obligations and to exercise all rights and remedies available to them against the Collateral.

               (h) Upon payment in full of the Level I Senior Creditor Obligations, Senior Creditor and Subordinate Creditors agree that the following provisions shall apply:

                      (i) All payment restrictions related to the Subordinate Creditor Obligations, except for the provisions in Section 3.04(b) below, and all restrictions on the exercise of rights and remedies by the Subordinate Creditor as set forth herein shall cease to apply and shall no longer be of any further force and effect as against the Subordinate Creditors; and

                      (ii) Any payments made by any Debtor against the Obligations shall be made only as follows and in the following order of priority:

                             (A) First, to pay any payments missed in respect of
the Subordinate Creditor Obligations, including Permitted Subordinated Default Rate Interest Payments, but excluding accelerated principal payments whether missed as a result of any Standstill Period or otherwise;

                             (B) Second, after satisfaction of all obligations
described in clause (A) immediately above, payments shall be split equally by the Subordinate Creditors and the Senior Creditor, until such time as the Senior Creditor has been paid the lesser of (x) all amounts due in respect of the Non-Loan Bank Credits, or (y) One Million Dollars ($1,000,000), in the aggregate, in respect of the Non-Loan Bank Credits.

                             (C) Third, after satisfaction of all obligations
detailed in clauses (A) and (B) immediately above, payments shall be applied to the Subordinate Creditors Obligations until such time as all of the Subordinate Creditor Obligations (including, without limitation, all reasonable charges, fees and expenses related thereto and all attorneys' fees, costs and expenses associated with collection of the same or enforcement of this Agreement) have been paid in full.

                      (iii) Except as provided in paragraph (h)(ii) above, after payment in full of the Level I Senior Creditor Obligations the payment of all Senior Creditor Obligations shall be expressly Subordinate and Junior in Right of Payment to all Subordinate Creditor Obligations, and the rights, powers and privileges contained in Sections 3.01(a)(c), (e) and (f), 3.02, 3.08 and 3.09 hereof shall apply in favor of Subordinate Creditors (as though named as the Senior Creditor therein) with respect to its Subordinate Creditor Obligations against Senior Creditor (as though named as the Subordinate Creditor therein) with respect to its Senior Creditor Obligations. Notwithstanding the foregoing, Subordinate Creditors acknowledge and agree that, in the event Subordinate Creditors do not extend a working capital line of credit to Borrowers upon the expiration of the Working Capital Loan (as provided in the Bank Credit Agreement), then Subordinate Creditors will subordinate the Subordinate Creditor Obligations at that time to a new third party working capital line of credit which does not exceed $3,500,000 and which is upon the same terms and conditions as the Working Capital Loan in all material respects.

                      (iv) Except as provided in paragraph (h)(ii) above, after payment in full of the Level I Senior Creditor Obligations, the legal operation and effect of the Subordinate Creditors' Liens then and thereafter held in the Collateral shall be superior to the Liens of the Senior Creditor then and thereafter held in the Collateral, and the provisions of Section 3.10 shall apply in favor of Subordinate Creditors (as though named as the Senior Creditor in such section) and against Senior Creditor (as though named as the Subordinate Creditor in such section) and with respect to its Subordinate Creditor Obligations against Senior Creditor (as though named as a Subordinate Creditor in such section ) and with respect to its Senior Creditor Obligations.

                      (v) After payment in full of the Level I Senior Creditor Obligations except for payment of the amount payable to Senior Creditor under paragraph (h)(ii)(B) above, no payments shall be made by any Debtors in respect of any Senior Creditor Obligations unless and until all of the Subordinate Creditor Obligations (including, without limitation, all reasonable charges, fees and expenses related thereto and all attorneys' fees, costs and expenses associated with collection of the same or enforcement of this Agreement) have been paid in full to Subordinate Creditors.

                      (vi) All shares of capital stock held by Senior Creditor under or pursuant to the Bank Pledge Agreements after payment in full of the Level I Senior Creditor Obligations, shall be forthwith delivered to Subordinate Creditors in order to give Subordinate Creditors first lien priority in respect of such shares as against Senior Creditor.

                      Section 3.02 Waivers. Subordinate Creditors waive the right to compel that Collateral or any other Property of any Debtor or any other subordinate creditors first be applied to discharge of the Senior Creditor Obligations. Subordinate Creditors expressly waive the right to require Senior Creditor to proceed against any Debtor, any Collateral or any other Subordinate Creditors, or to pursue any other remedy in Senior Creditor's power which Subordinate Creditors cannot pursue and which would be of benefit to Subordinate Creditors, notwithstanding that the failure of Senior Creditor to do so may thereby prejudice Subordinate Creditors. Subordinate Creditors agree that Subordinate Creditors shall not be discharged, exonerated or have their liability hereunder reduced by Senior Creditor's delay in proceeding against or enforcing any remedy against any Debtor, any Collateral or any other Subordinate Creditors; by Senior Creditor releasing any Debtor, any Collateral or any other Subordinate Creditors from all or any part of the Senior Creditor Obligations; or by the discharge of any Debtor, the Collateral or any other Subordinate Creditors by an operation of law or otherwise, with or without the intervention or omission of Senior Creditor. Senior Creditor's vote to accept or reject any plan of reorganization relating to any Debtor, the Collateral, or any other Subordinate Creditors, or Senior Creditor's receipt on account of all or part of the Senior Creditor Obligations of any cash, Property, or securities distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate, or reduce the liability of Subordinate Creditors hereunder.

        Section 3.03. Notices. Senior Creditor and Subordinate Creditors shall give each other notice of any event of default under the Senior Creditor Loan Documents and the Subordinate Creditor Loan Documents, respectively, promptly when either of them becomes aware thereof, and Senior Creditor and Subordinate Creditors shall also give each other a copy of any notice that either of them may give to Debtors (which copy shall be given contemporaneously with the notice given to Debtors) regarding any breach or default under the Senior Creditor Loan Documents or the Subordinate Creditor Loan Documents (or any indebtedness or other obligations secured thereby.

        Section 3.04. Enforcement Actions. Senior Creditor and the Subordinate Creditors agree that in order to maximize the value of the Collateral and ensure that such Collateral is sold in a coordinated manner, that certain Qualified Enforcement Actions (as hereinafter defined) should be taken only after notice to the other party. In furtherance of this, the Senior Creditor and Subordinate Creditors agree that after the occurrence of any event of default under any of the Loan Documents that any Enforcement Actions taken against any of the Collateral (other than any action to accelerate or declare due any Obligations, to demand payment of any Obligations, to exercise any right of set-off or counterclaim, or to preserve the value of the Collateral) (each such Enforcement Actions being called a "Qualified Enforcement Action") shall be exercised by such party only in accordance with the provisions of this Section.

               (a) Prior to the Repayment in Full of the Level I Senior Creditor Obligations. Prior to the Repayment in Full of the Level I Senior Creditor Obligations, the Senior Creditor will, prior to taking any Qualified Enforcement Action(s), provide the Subordinated Creditors with written notice of the action or actions which it proposes to take. Subordinated Creditors will then have a period of fifteen (15) days from the date of receipt of such notice to consent or object to the proposed Qualified Enforcement Action (such period being called the "Consent Period"). In the event no Subordinated Creditor objects in writing to such Qualified Enforcement Action within the Consent Period, the Senior Creditor may, without further notice, proceed to take the proposed Qualified Enforcement Action. In the event any Subordinated Creditor objects in writing to such Qualified Enforcement Action, within the Consent Period and with such objection proposes an alternative Qualified Enforcement Action, the Senior Creditor agrees that prior to taking such Qualified Enforcement Action it will discuss with the Subordinated Creditors the proposed alternative Qualified Enforcement Action. In the event the Senior Creditor and the Subordinated Creditors are unable to agree upon a mutually agreeable course of action after such discussion, the Senior Creditor may, and each of the Subordinated Creditors hereby authorize the Senior Creditor to, proceed with the Qualified Enforcement Action proposed by the Senior Creditor. The Subordinated Creditors agree that provided such Qualified Enforcement Action constitutes a commercially reasonable sale under the applicable Uniform Commercial Code they will promptly take such steps as the Senior Creditor may request to effectuate such sale, including, but not limited to, the release of each Subordinated Creditor's lien on the Collateral. (provided that such release will not affect the Subordinate Creditor's rights to any excess proceeds realized on the sale of the Collateral in accordance with the priorities established in this Agreement and by applicable law). In addition, the Subordinate Creditors agree that, in the event the Subordinate Creditors are entitled to take Enforcement Actions prior to the repayment in full of the Level 1 Senior Creditor Obligations as permitted in
Section 3.01(a) above, the Subordinate Creditors shall not take any Qualified Enforcement Action(s) without complying with the same notice and consent procedures set forth in this Section. The Senior Creditor agrees that, during any Standstill Period, the Subordinate Creditors may give notice to the Senior Creditor and otherwise comply with the consent and discussion procedures set forth in this Section 3.04(a) at any time prior to a Standstill Termination Date, but will refrain from taking any Qualified Enforcement Actions until any Standstill Period has expired. The Subordinate Creditors agree that, if a Consent Period extends beyond a Standstill Termination Date, they will refrain from taking any Qualified Enforcement Action(s) until such Consent Period has expired.

               (b) After Repayment in Full of the Level I Senior Creditor Obligations. After the repayment in full of the Level I Senior Creditor Obligations, the Senior Creditor and the Subordinated Creditors will, prior to taking any Qualified Enforcement Action(s), provide the other party with written notice of the action or actions which it proposes to take (the party taking any Qualified Enforcement Action under this Section being called, the "Liquidating Party" and the party having the opportunity to consent being called the "Non Liquidating Party"). The Non Liquidating Party shall have a Consent Period to consent or object to the proposed Qualified Enforcement Action. In the event the Non Liquidating Party does not object in writing to such Qualified Enforcement Action within the Consent Period, the Liquidating Party may, without further notice, proceed to take the proposed Qualified Enforcement Action. In the event the Non Liquidating Party objects in writing to such Qualified Enforcement Action, within the Consent Period and with such objection proposes an alternative Qualified Enforcement Action, the Liquidating Party agrees that prior to taking such Qualified Enforcement Action it will discuss with the Non Liquidating Party the proposed alternative Qualified Enforcement Action. In the event the Subordinated Creditors and the Senior Creditor are unable to agree upon a mutually agreeable course of action after such discussion, either party may proceed with the Qualified Enforcement Actions proposed by the Liquidating Party. Each party agrees that provided such Qualified Enforcement Action constitutes a commercially reasonable sale under the applicable Uniform Commercial Code that it will promptly take such steps as the Liquidating Party may request to effectuate such sale, including, but not limited to, the release of the Non Liquidating

Party's lien on the Collateral if, and only if the Liquidating Party has a senior lien to the lien of the Non Liquidating Party at the time of such Qualified Enforcement Action (and provided that such release will not affect the Non-Liquidating Party's right to any excess proceeds realized on the sale of the Collateral in accordance with the priorities established in this Agreement and by applicable Law).

               (c) General Considerations for Enforcement Actions. Subject to the terms of this Agreement, each of the parties hereto acknowledge and agree that the Liquidating Party shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Accordingly, the Liquidating Party may (in addition to, but no in limitation of any other rights set forth in the Loan Documents), in accordance with the priorities and rights set forth in this Section, sell or redeem the Collateral, or any part thereof, in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for the Liquidating Party, at the Liquidating Party's place of business or elsewhere, for cash, upon credit or future delivery, and at such price or prices as the Liquidating Party shall, in its sole discretion, determine, and the Liquidating Party may be the purchaser of any or all of the Collateral so sold. Subject to the provisions of subsections (a) and (b), above, any written notice of the sale, disposition or other intended action by a Liquidating Party with respect to the Collateral which is sent by regular mail, postage prepaid, to the other parties at the address set forth in Section 4.02 of this Agreement, at least ten
(10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to each party hereunder.

        Each party recognizes that the Liquidating Party may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable federal and state Laws. The Liquidating Party, may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Liquidating Party that such Person is purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. Each party hereto covenants and agrees to do or cause to be done promptly all such acts and things as the Liquidating Party conducting such sale may reasonably request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws.

        Section 3.05. Loan Documents. Senior Creditor and Subordinate Creditors shall provide to each other upon request copies of all Senior Creditor Loan Documents and Subordinate Creditor Loan Documents. For purposes of determining the relative priorities and rights by and among Senior Creditor and Subordinate Creditors, the provisions of this Agreement shall govern in the event of any conflict between the provisions hereof and of any Senior Creditor Loan Documents or of any Subordinate Creditor Loan Documents.

        Section 3.06. Information. Senior Creditor and Subordinate Creditors shall have no duty to advise each other of information known to them regarding the financial condition of Debtors or any circumstances bearing upon the risk of nonpayment of any indebtedness or impairment of any Lien. In the event that Senior Creditor or Subordinate Creditors in its or their discretion undertake, at any time or from time to time, to provide any such information to the other, it or they shall be under no obligation (a) to provide any such information to the other on any subsequent occasion or (b) to undertake any investigation not part of its or their regular business routine and shall be under no obligation to disclose any information which such party wishes to maintain confidential. Debtors authorize and consent to the disclosure of any such information by any party to this Agreement to any other party to this Agreement.

        Section 3.07. Certain Actions. (a) If Senior Creditor or Subordinate Creditors shall sell any participation interest in any Lien or any indebtedness or obligation secured thereby or any other Senior Creditor Obligations or Subordinate Creditor Obligations, such participation interest shall be subject to this Agreement.

                      (b) The subordinations, agreements, and priorities provided by this Agreement shall remain in full force and effect regardless of whether either party hereto shall at any time seek to rescind, amend, terminate or reform, by liquidation or otherwise, its Liens in the Collateral or its respective agreements or Obligations with the Debtors.

        Section 3.08. Expense Payments. If Senior Creditor shall commence an Enforcement Action with respect to a Level I Senior Creditor Obligation, Senior Creditor shall be entitled to reimbursement for its costs of collection (including attorneys' fees) and other expense payments in such Enforcement Action from the proceeds obtained through such Enforcement Action. Except as expressly set forth in this Agreement with regard to the application of proceeds of Collateral, this Agreement does not obligate Senior Creditor or Subordinate Creditors to pay (or reimburse any other Person for) any costs of collection (including attorneys' fees) and other expense payments.

        Section 3.09. Provisions Applicable after Bankruptcy. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Insolvency Event. Upon any distributions to creditors of any Debtor in a liquidation or dissolution of the Debtor, or in bankruptcy, reorganization, insolvency, receivership, administration, or similar proceedings relating to the Debtor or its property or in an assignment for the benefit of creditors or any marshaling of assets and liabilities of the Debtor: (i) holders of the Level I Senior Creditor Obligations shall be entitled to receive payment in full of all Level I Senior Creditor Obligations (including interest after commencement of any proceeding at the interest rate specified in the applicable Level I Senior Creditor Loan Documents, whether or not such interest is an allowable claim in any such proceeding (and also including all attorney's fees and other costs incurred in any such proceedings, including attorney's fees and costs incurred after the commencement of any case under the Bankruptcy Code)) before Subordinate Creditors shall be entitled to receive any payment of any Subordinate Creditor Obligations.

        Section 3.10. Liens. To further confirm the intent of the parties to this Agreement, (i) the legal operation and effect of the Subordinate Creditor's now and hereafter held Liens in the Collateral are, and upon payment in full of the Level I Senior Creditor Obligations shall be subordinate to the legal operation and effect of the Senior Creditor's now and hereafter held Liens in the Collateral, and (ii) each Subordinate Creditor hereby subordinates the legal operation and effect and priority of all of such Subordinate Creditor's now and hereafter held Liens in the Collateral to the legal operation and effect and priority of the Senior Creditor's now and hereafter held Liens in the Collateral, so that the legal operation and effect of the Senior Creditor's Liens in the Collateral shall be superior to the legal operation and effect of the Subordinate Creditor's Liens in the Collateral to the same extent as though the Senior Creditor's Liens in the Collateral were created, and perfected, as the case may be, and all Obligations secured thereby were incurred, prior to the creation and perfection, as the case may be, of the Subordinate Creditor's Liens in the Collateral.

        Section 3.11. Further Assurances. Senior Creditor and Subordinate Creditors shall execute and deliver, or cause to be executed and delivered, and do or make, or cause to be done or made, upon the request of Senior Creditor or Subordinate Creditors, any and all instruments, papers, acts or things, supplemental, confirmatory or otherwise, as may be required for the purpose of effecting the agreements and transactions described herein, including such further assurances of this Agreement as may be requisite, and including Subordination Notices, in recordable form, as applicable, to be given to Persons who are not parties to this Agreement, or to be filed among the appropriate public records, to give notice of and effect to the provisions of this Agreement.

                                   ARTICLE IV
                                   ----------
                               GENERAL PROVISIONS
                               ------------------

        Section 4.01. Term. The term of this Agreement shall commence with the date of this Agreement and continue in full force and effect and be binding upon Senior Creditor and Subordinate Creditors until all Senior Creditor Obligations and Subordinate Creditor Obligations shall have been fully paid and satisfied.

        Section 4.02. Notices. Any notice or request required or permitted by or in connection with this Agreement shall be in writing and shall be made by telecopy, or by hand delivery, or by overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to Senior Creditor or Subordinate Creditors, as the case may be, at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by Senior Creditor or Subordinate Creditors, as the case may be. Notice shall be considered given as of the earlier of the date of actual receipt, or the date of the telecopy or hand delivery, one (1) calendar day after delivery to Federal Express, UPS (or other nationally recognized overnight delivery service), or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein. Subordinate Creditors hereby irrevocably designate PPDI as the agent for Subordinate Creditors for receiving notices

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

from Senior Creditor, and PPDI hereby accepts such designation and agrees to be the agent of Subordinate Creditors for purposes of receiving notices from Senior Creditor relating to this Agreement. Subordinate Creditors agree that any notice given to PPDI shall be effective notice to all Subordinate Creditors, whether or not Subordinate Creditors other than PPDI actually receive the notice given to PPDI.

           If to Senior Creditor:       First Union National Bank
                                        Portfolio Management - 3 South
                                        1970 Chain Bridge Road
                                        McLean, Virginia 22102
                                        Attn: Thomas Johnston

           If to Subordinate Creditors: Pharmaceutical Product Development, Inc.
                                        3151 Seventeenth Street Extension
                                        Wilmington, North Carolina 28412
                                        Attn:  F.B. Davenport, Jr., Esquire

Nothing in this Section shall be construed as requiring Senior Creditor to give any notice to Subordinate Creditors.

        Section 4.03. Amendments, Waivers and Consents. This Agreement shall not be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by Senior Creditor and Subordinate Creditors.

        Section 4.04. Entire Agreement. This Agreement is a complete and exclusive expression of all the terms of the matters expressed herein and all prior agreements, statements, and representations, whether written or oral, which relate thereto in any way are hereby superseded and shall be given no force and effect. This Agreement shall inure to the benefit of Senior Creditor and Subordinate Creditors and its and their successors and assigns and shall burden the parties and their successors and assigns.

        Section 4.05. Governing Law. This Agreement and all other related instruments and documents and the rights and obligations of the parties hereunder and thereunder shall, in all respects, be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia (excluding Virginia conflict of laws rules).

        Section 4.06. Jurisdiction; Venue. Senior Creditor and Subordinate Creditors hereby irrevocably consent to the non-exclusive personal jurisdiction of the courts of the Commonwealth of Virginia and, if a basis for federal jurisdiction exists, the non-exclusive jurisdiction of the United States District Court for the Eastern District of Virginia. Senior Creditor and Subordinate Creditors agree that venue shall be proper in any circuit court of the Commonwealth of Virginia or, if a basis for federal jurisdiction exists, in any Division of the United States District Court for the Eastern District of Virginia. Senior Creditor and Subordinate Creditors waive any right to object to the maintenance of any suit or claim in any of the state or federal courts of the Commonwealth of Virginia on the basis of improper venue or of inconvenience of forum.

        Section 4.07. No Third Party Beneficiaries. This Agreement and the terms and provisions of this Agreement are for the benefit of Senior Creditor and Subordinate Creditors and its and their successors and assigns, and shall not in any event benefit in any way any person not specifically a party to this Agreement. Neither the Debtors or any other obligors, nor any other creditor, shall be a beneficiary of this Agreement in any way. Nothing in this Agreement shall affect, lessen or impair the Liens that Senior Creditor and Subordinate Creditors hold in any Collateral vis a vis the Debtors or any third parties. Senior Creditor and Subordinate Creditors expressly reserve each and every of their Liens and their right to assert their Liens as against Debtors and any third parties. This Agreement does not amend any Loan Documents or waive any rights or remedies under any Loan Documents as between any party to this Agreement and Debtors.

        Section 4.08. No Agency or Partnership. Nothing in this Agreement shall be construed as creating any agency relationship between Senior Creditor and Subordinate Creditors, or establishing any fiduciary responsibility between them (excepting any obligation under this Agreement for Subordinate Creditors to hold any funds in trust for the benefit of Senior Creditor, and any obligation to act as bailee for each other to perfect certain security interests in Collateral), or as creating any partnership between them, and each of the foregoing are expressly disclaimed. Without limiting the generality of the foregoing, rights and benefits provided to Senior Creditor and Subordinate Creditors pursuant to this Agreement are solely for the benefit of Senior Creditor and Subordinate Creditors, respectively, and do not impose any duties upon either party for any benefit of the other. Neither Senior Creditor nor Subordinate Creditors shall, for example, have any duty or responsibility to the other with regard to the manner in which either party may exercise any rights or remedies that such party may have, or any Enforcement Actions that such party may pursue, as against any Property of any Debtor, or as against any Debtor, or as against any guarantor or other obligor of any Obligations.

        Section 4.09. Legend. Subordinate Creditors, as to all Subordinate Creditor Loan Documents, and Senior Creditor, as to all Senior Creditor Loan Documents other than Level I Senior Creditor Loan Documents, shall cause such documents to bear upon their face the following legend:

"THE INDEBTEDNESS (AND ANY SECURITY INTERESTS) EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO CERTAIN INDEBTEDNESS (AND SECURITY INTERESTS), AND IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF MARCH 30, 1999, AMONG FIRST UNION NATIONAL BANK, PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., APPLIED BIOSCIENCE INTERNATIONAL, INC., AND PPD UK HOLDINGS LIMITED, AS THE SAME MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME."

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

        Section 4.10. Filing and Recording. Either party may file or record this Agreement (or a photocopy of this Agreement) with any governmental authority to give notice of, and to further the legal operation and effect of, this Agreement, including any filing or recording in any public office for recording Uniform Commercial Code financing statements and any land records office. Debtors shall be obligated to pay any applicable out-of-pocket fees, costs, expenses and taxes of filing or recording this Agreement and any other Subordination Notice or Lien Notice.

        Section 4.11. Miscellaneous. Any provision of this Agreement or of any related instrument or document executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement may be executed in counterparts and each shall be effective as an original, and a telecopy of this executed Agreement shall be effective as an original. In making proof of this Agreement, it shall not be necessary to produce more than one counterpart of this Agreement. The parties to this Agreement hereby waive any right to require any other party to this Agreement to marshal any security or collateral or otherwise to compel the other party to seek recourse against or satisfaction of any indebtedness owed to it from one source before seeking recourse or satisfaction from another source. Senior Creditor and Subordinated Creditors shall be protected in acting upon any notice, request, consent, demand, statement, note or other paper or document believed by either of them to be genuine and to have been signed by the party or parties purporting to have signed the same. The Preliminary Statements to this Agreement, and the terms provided and defined therein, are incorporated herein and intended to be a part of this Agreement.

        Section 4.12. ARBITRATION; WAIVER OF JURY TRIAL. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to this Agreement or the Loan Documents between the parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

        Special Rules. All arbitration hearings shall be conducted in the city in which the office of Senior Creditor first stated above is located. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the

AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

        Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

        Each party agrees that it shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute, whether the Dispute is resolved by arbitration or judicially.

        Waiver of Jury Trial. The parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute.

                            [REMAINDER OF PAGE BLANK]


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



        IN WITNESS WHEREOF, and intending to be legally bound hereby, Senior Creditor and Subordinate Creditors execute this Agreement under seal as of the day and year first above written.

WITNESS:                         FIRST UNION NATIONAL BANK

                                 By: /s/ Michael Rapelyea          (SEAL)
                                   Name: Michael Rapelyea
                                   Title: Vice President


WITNESS:                         APPLIED BIOSCIENCE  INTERNATIONAL
                                 INC.

      Jean Wachtel               By: /s/ Fred B. Davenport, Jr.    (SEAL)
                                   Name: Fred B. Davenport, Jr.
                                   Title: Vice President


WITNESS:                         PPD UK HOLDINGS LIMITED

      Jean Wachtel               By: /s/ Fred B. Davenport, Jr.    (SEAL)
                                   Name: Fred B. Davenport, Jr.
                                   Title: Director

        Each Debtor (other than the Guarantor) signs this Agreement under seal at the requests of Senior Creditor and Subordinate Creditors, to acknowledge that each Debtor consents to the terms of the foregoing Agreement and covenants and agrees to be bound thereby for the benefit of Senior Creditor.

WITNESS:                         ENVIRON HOLDINGS, INC.


        Guy Lewis                By: /s/ Mitchell Smith          (SEAL)
                                   Name: Mitchell Smith
                                   Title: President / COO

WITNESS:                         ENVIRON INTERNATIONAL CORPORATION


         Guy Lewis               By: /s/ Mitchell Smith     (SEAL)
                                   Name: Mitchell Smith
                                   Title: President / COO



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